EXHIBIT 4.4



                                           REGISTRATION RIGHTS AGREEMENT

                 THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement') is entered into as of this 17th day of November, 1998, by and between HAGLER BAILLY, INC., a Delaware corporation ("HAGLER BAILLY"), the undersigned stockholders of FIELDSTON PUBLICATIONS, INC., a Maryland corporation and THE FIELDSTON COMPANY, a District of Columbia corporation ("TFC" and collectively with Fieldston Publications, Inc., the "FIELDSTON Companies") and TFC (collectively the "FIELDSTON Stockholders").

                 WHEREAS, on the date hereof, the FIELDSTON Stockholders have become the owners of shares of HAGLER BAILLY's, common stock, par value $0.01 per share ("HAGLER BAILLY Common Stock ");

                 WHEREAS, as part of the inducement for the parties hereto to enter into and perform the Acquisition Agreement (the "Acquisition Agreement"), dated as of November 17, 1998, the parties hereto have agreed to enter into this Agreement in order to provide, among other things, for certain registration and "tag-along" rights;

                 NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, agree as follows:

                 1. Term. This Agreement shall terminate on the date on which the Fieldston Stockholders could sell all of their Registerable Securities to the public in a single transaction pursuant to the provisions of Rule 144 under the Securities Act, provided, however, the indemnification provisions of Section 6 hereof shall survive the termination of this Agreement.

                 2.       Piggyback Registration Rights.

                  (a) If at any time or times HAGLER BAILLY proposes to make a registered public offering of any of its securities (whether for its own account or for the account of others) under the Securities Act, HAGLER BAILLY shall (i) promptly give written notice of the proposed registration to each of the FIELDSTON Stockholders (such notice to include the number of shares HAGLER BAILLY or other security holders propose to register and, if known, the name of the proposed underwriter) and (ii) use its best efforts to include in such registration (and any related qualification under Blue Sky laws and/or other compliance) all the Registerable Securities specified in a written request or requests made by any FIELDSTON Stockholder within 30 days after the receipt of such notice from HAGLER BAILLY (a "Piggyback Registration"). Such written request may specify all or a part of a holder's Registerable Securities, provided, however, that (x) HAGLER BAILLY will not be required to effect a Piggyback Registration if it is registering securities on Forms S-8 or S-4 (or any successor forms) or another SEC registration form not suitable for inclusion of shares of selling stockholders for offer to the public, and (y) HAGLER BAILLY may withdraw any proposed registration statement or offering of securities under this Section 2 at any time without liability to any FIELDSTON Stockholder, in which case HAGLER BAILLY will not be required to effect a registration.

                 (b) If a Piggyback Registration is an underwritten primary registration on behalf of HAGLER BAILLY, and the managing underwriter advises HAGLER BAILLY in writing that in the managing underwriter's opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability of the offering, HAGLER BAILLY shall include in such offering first, the securities of HAGLER BAILLY proposed to be sold by HAGLER BAILLY and second, all other securities held by security holders, including the Registerable Securities, requested to be included in such registration by an other security holders (including the FIELDSTON Stockholders), pro rata among such security holders, based upon the number of shares requested by each to be included in such registration. If a Piggyback Registration is an underwritten primary registration on behalf of HAGLER BAILLY, the selling FIELDSTON Stockholders agree to sell their HAGLER BAILLY Common Stock, if HAGLER BAILLY so requests, on the same basis as the other securities included in such registration are being sold and the underwriter or underwriters for such registration shall be selected by HAGLER BAILLY. If a Piggyback Registration is an underwritten secondary registration on behalf of selling stockholders, and the managing underwriter advises HAGLER BAILLY in writing that in the managing underwriter's opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability of the offering, then HAGLER BAILLY shall include in such offering first, the securities of HAGLER BAILLY proposed to be sold by the stockholders requiring or demanding that HAGLER BAILLY effect such registration and second, all other securities held by security holders (including the Registerable, Securities) requested to be included in such registration by all other security holders (including the FIELDSTON Stockholders), pro rata among all such selling stockholders and other security holders, based upon the number of shares requested by each to be included in such registration.


                 3.       Registration Procedures.

                 (a) HAGLER BAILLY shall have no obligation to include Registerable Securities owned by the FIELDSTON Stockholders in a registration statement for a Piggyback Registration, unless and until the FIELDSTON Stockholders have furnished to HAGLER BAILLY all information and statements about or pertaining to the FIELDSTON Stockholders in such reasonable detail and on such timely basis as is reasonably deemed by HAGLER BAILLY to be necessary or appropriate for the preparation of the registration statement.

                 (b) Whenever the FIELDSTON Stockholders have requested that Registerable Securities be registered in a Piggyback Registration, HAGLER BAILLY shall keep each FIELDSTON Stockholder promptly advised in writing as to the initiation of each registration, the date of effectiveness of such registration and as to the completion thereof As expeditiously as reasonably possible, HAGLER BAILLY shall:

     (1) prepare and file with the SEC a registration statement with respect to such Registerable Securities and use its reasonable best efforts (subject to Section 2(a)(y) with respect to a Piggyback Registration) to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, HAGLER BAILLY will furnish to one counsel selected by the holders of a majority of the Registerable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

     (2) keep such registration statement effective for a period of not less than nine (9) months or until the FIELDSTON Stockholders have completed the distribution described in such registration statement, whichever occurs first, and amend or supplement such registration statement and the prospectus contained therein from time to time to the extent necessary to comply with the provisions of the Securities Act and applicable state securities laws with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

     (3) furnish to the FIELDSTON Stockholders the number of copies of such registration statement, each amendment and supplement thereto, the prospectus contained in such registration statement (including each preliminary prospectus), and such other documents as the FIELDSTON Stockholders from time to time may reasonably request;

     (4) use its best efforts to register or qualify such shares under the state blue sky or securities ("Blue Sky") laws of such jurisdictions as any FIELDSTON Stockholder reasonably requests, and to do any and an other acts and things that may be reasonably necessary or advisable to enable the FIELDSTON Stockholders to consummate the disposition of such shares in such jurisdictions; provided, however, that HAGLER BAILLY will not be required to do any of the following: (i) qualify generally to do business in any jurisdiction where it is not then so qualified or otherwise required to be so qualified but for this Section 3(b), or (ii) take any action which would subject it to the service of process in actions other than those arising out of such registration;

     (5) notify the FIELDSTON Stockholders, at any time when a prospectus relating to the Registerable Securities is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in any such registration statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, and promptly prepare and furnish to such FIELDSTON Stockholders a reasonable number of copies of a supplement or amendment to the prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, the prospectus will not contain an untrue statement of a material fact or omit to state any fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances then existing, not misleading;

     (6) cause all such Registerable Securities to be listed on each securities exchange on which similar securities issued by HAGLER BAILLY are then listed and, if not so listed, to be listed on the National Association of Securities Dealers ("NASD") Automated Quotation ("Nasdaq") system and, if listed on the Nasdaq system, use its reasonable best efforts to secure designation of all such Registerable Securities covered by such registration statement as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 of the SEC or, failing that, to secure Nasdaq authorization for such Registerable Securities;

     (7) provide a transfer agent and registrar for all such Registerable Securities (if HAGLER BAILLY does not already have such an agent) not later than the effective date of such registration statement;

     (8) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registerable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registerable Securities (including, without limitation, effecting a stock split or a combination of shares);

     (9) make available all financial and other records, pertinent corporate documents and properties of HAGLER BAILLY for inspection by, and cause HAGLER BAILLY's officers, directors, employees and independent accountants to supply all information reasonably requested by, any seller of Registerable, Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter in connection with such registration statement who executes any reasonable confidentiality agreement that may be reasonably requested by HAGLER BAILLY or who is bound by fiduciary duty or professional responsibility to preserve the confidentiality thereof,

     (10) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of HAGLER BAILLY's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section I 1(a) of the Securities Act and Rule 158 thereunder; and

     (11) use its reasonable best efforts to cause such Registerable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registerable Securities.

                 4.       Holdback Agreements.

                 (a) Each holder of Registerable, Securities who is included in the Registration Statement agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of HAGLER BAILLY, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any underwritten Piggyback Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

                 (b) HAGLER BAILLY agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or Form S-4 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and
(ii) to use all reasonable efforts to cause each Person that, during the 30-day period prior to the effective date of such Piggyback Registration, holds shares of HAGLER BAILLY Common Stock (or securities convertible into or exercisable or exchangeable for HAGLER BAILLY Common Stock) received from HAGLER BAILLY in an amount which, on a fully diluted basis, exceeds 1% of HAGLER BAILLY Common Stock then outstanding (on a fully diluted basis), to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

                  5.      Tag-Along Rights.

                 If at any time HAGLER BAILLY arranges for a sale of HAGLER BAILLY Common Stock by security holders in a private placement transaction, then HAGLER BAILLY shall provide the FIELDSTON Stockholders with notice and a reasonable opportunity to participate in such intended sale on a pro rata basis with the other selling security holders.

                 6.       Registration Expenses.

                 (a) If Registerable Securities are included in a registration statement for a Piggyback Registration, then each selling FIELDSTON Stockholder shall pay all transfer taxes, if any, relating to the sale of its shares, the fees and expenses of its own counsel, and its pro rata portion of any underwriting discounts or commissions or the equivalent thereof.



                 (b) If Registerable Securities are included in a registration statement for a Piggyback Registration, then except for the fees and expenses specified in Section 6(a) hereof, regardless of whether any registration statement becomes effective, HAGLER BAILLY shall pay all expenses incident to a Piggyback Registration, including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with Blue Sky laws, underwriting discounts, fees, and expenses (other than the FIELDSTON Stockholders' pro rata portion of any underwriting discounts or commissions or the equivalent thereof, printing expenses, messenger and delivery expenses, and fees and expenses of counsel for HAGLER BAILLY and all independent certified public accountants and other persons retained by HAGLER BAILLY.

                 7.       Indemnification.

                  (a) HAGLER BAILLY agrees to indemnify, to the extent permitted by law, each holder of Registerable Securities, each Person who controls such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and their respective officers, directors, partners, employees, agents and representatives, against all losses, claims, damages, liabilities and expenses ("Losses') arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as any such Losses arise out of or are based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished by such holder expressly for use therein or (ii) such holder's failure to deliver a copy of any registration statement or prospectus or any amendments or supplements thereto after HAGLER BAILLY has furnished such holder with a sufficient number of copies of the same, and except insofar as any such untrue or alleged untrue statement of material fact or such omission or alleged omission of a material fact is caused by or contained in any prospectus if such holder failed to send or deliver a copy of any subsequent prospectus or prospectus supplement which would have corrected such untrue or alleged untrue statement of material fact or such omission or alleged omission of a material fact with or prior to the delivery of written confirmation of the sale by such holder after HAGLER BAILLY has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, HAGLER BAILLY will indemnify such underwriters, each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and their respective officers, directors, partners, employees, agents and representatives to the same extent as provided above with respect to the indemnification of the holders of Registerable Securities.

                  (b) In  connection  with any  registration  statement in which holders of Registerable Securities are participating, each such holder will furnish to HAGLER BAILLY in writing such information and affidavits as HAGLER BAILLY reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify HAGLER BAILLY, each Person who controls HAGLER BAILLY (within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act) and their respective officers, directors, partners, employees, agents and representatives against any Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or form of prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information so furnished in writing by such holder to HAGLER BAILLY expressly for use in such registration statement or prospectus and that such statement or omission was relied upon by HAGLER BAILLY in preparation of such registration statement, prospectus or form of prospectus; provided, however, that such holder of Registerable Securities shall not be liable in any such case to the extent that the holder has furnished in writing to HAGLER BAILLY prior to the filing of any such registration statement or prospectus or amendment or supplement thereto information expressly for use in such registration statement or prospectus or any amendment or supplement thereto which corrected or made not misleading information previously furnished to HAGLER BAILLY, and HAGLER BAILLY failed to include such information therein. In no event shall the liability of any selling holder of Registerable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such holder upon the sale of the Registerable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

                  (c) If any Person shall be entitled to indemnity hereunder, such indemnified party shall give prompt notice to the party or parties from which such indemnity is sought of the commencement of any action, suit, proceeding or investigation or written threat thereof ("Proceeding") with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability hereunder except to the extent that the indemnifying parties have been prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the parties to such Proceeding include both the indemnified party or parties and the indemnifying party or parties, and there exists, in the opinion of the parties' counsel, a conflict between one or more indemnifying parties and one or more indemnified parties, in which case the indemnifying parties shall, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of not more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. If an indemnifying party assumes the defense of such Proceeding, the indemnifying parties will not be subject to any liability for any settlement made by the indemnified party without its or their consent (such consent not to be unreasonably withheld).

                  (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this Section 7 would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses under Section 7(c) if the indemnification provided for in Section 7(a) or 7(b) was available to such party. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 7(d), an indemnifying party that is a selling holder of Registerable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reasons of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  8. Information by Holder. Each holder of Registerable Securities shall furnish to HAGLER BAILLY and to the managing underwriter such information regarding such holder and the distribution proposed by such holder as HAGLER BAILLY or the managing underwriter may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in Section 3.

                  9. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities (as that term is defined in Rule 144(a)(3) under the Securities Act and any successor provision thereto) to the public without registration, HAGLER BAILLY agrees to:

                  (a) use its best efforts to file with the SEC in a timely manner all reports and other documents required of HAGLER BAILLY under the Securities Act and the Exchange Act or necessary to satisfy the requirements of Rule 144(c) under the Securities Act and any successor provision thereto; and

                  (b) so long as any holder of Registerable Securities owns any restricted securities, furnish to such holder upon request a written statement by HAGLER BAILLY as to its compliance with the reporting requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of HAGLER BAILLY, and such other reports and documents so filed as a holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such holder to sell any such securities without registration.

                 10. Definitions. The following terms shall have the following meanings for purposes of this Agreement:

                 "Affiliate" means, with respect to a specified Person, any Person directly or indirectly through. one or more intermediaries controlling, controlled by or under common control with such Person.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                 "FIELDSTON Stockholders" means all of the stockholders of FIELDSTON who have signed this Agreement and any successor or permitted assignee of any of their rights hereunder that holds Registerable Securities.

                 "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof

                 "Registerable Securities" means all shares of HAGLER BAILLY Common Stock held at the relevant time by a FIELDSTON Stockholder, and any other issued or issuable shares of HAGLER BAILLY Common Stock issued in connection with the Acquisition Agreement held by a FIELDSTON Stockholder at the relevant time, either at the time of initial issuance or subsequently, by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registerable, Securities, such securities will cease to be Registerable Securities when they have been transferred in a public offering registered under the Securities Act or in a sale made through a broker, dealer or market-maker pursuant to Rule 144 under the Securities Act. For purposes of this Agreement, a FIELDSTON Stockholder will be deemed to be a holder of Registerable Securities whenever such FIELDSTON Stockholder has the right to acquire directly or indirectly such Registerable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

                 "Securities Act" means the Securities Act of 1933, as amended from time to time.

                 "SEC" means the Securities and Exchange Commission.

                 11. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of HAGLER BAILLY and the FIELDSTON Stockholders holding a majority in amount of the outstanding Registerable Securities.

                 12. Notices. All notices, requests, claims, demands, and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                          (i)     if to HAGLER BAILLY, to

                                  Hagler Bailly, Inc.
                                  1530 Wilson Boulevard
                                  Arlington, Virginia 22209
                                  Telecopier No.: (703) 528-8573
                                  Attention: Stephen V.R. Whitman, Esq.
                          with a copy to:

                                  Hogan & Hartson L.L.P.
                                  555 Thirteenth Street, N.W.
                                  Washington, D.C. 20004
                                  Telecopier No.: (202) 637-5910
                                  Attention: David B.H. Martin, Jr., Esq.

                          (ii)    if to a FIELDSTON Stockholder, to

                                  Such   Stockholder's   address  or  telecopier
                                  number as set forth on Schedule I attached hereto.

                         with a copy to:

                                  Hunton & Williams
                                  1751 Pinnacle Drive, Suite 1700
                                  McLean, Virginia 22201
                                  Telecopier No.: (703) 714-7410
                                  Attention: Michael R. Lincoln, Esq.

                 All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three
(3) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; or at the time delivered, if delivered by an air courier guaranteeing overnight delivery.

                  13. Other Registration Rights. Except as provided in this Agreement, HAGLER BAILLY will not grant to any Persons the right to request HAGLER BAILLY to register any equity securities of HAGLER BAILLY, or any securities convertible or exchangeable into or exercisable for such securities, which are materially more favorable to such Persons than the rights granted to the holders of Registerable Securities hereunder without the prior written consent of the holders of at least a majority of the Registerable Securities, unless HAGLER BAILLY agrees to amend this Agreement to grant such more favorable rights to the holders of Registerable Securities, in lieu of the rights granted hereunder.

                  14. Transfer of Registration Rights. Successors and Assigns. A FIELDSTON Stockholder may not transfer or assign its rights hereunder, in whole or in part, to a purchaser or other transferee of its Registerable Securities without the prior approval of HAGLER BAILLY, except to an Affiliate of a FIELDSTON Stockholder.

                  15. Successors. and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including, without limitation and without the need for an express assignment, Affiliates of the FIELDSTON Stockholders. If any FIELDSTON Stockholder shall acquire Registerable Securities, in any manner, whether by operation of law or otherwise, such Registerable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registerable Securities such Person shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

                  16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  17. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  18.   Headings.   The  headings  in  this  Agreement  are  for
convenience reference only and shall not limit or otherwise affect the meaning hereof.

                  19 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

                  20. Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party falls to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

                 21. Entire Agreement. This Agreement is intended by the parties as a final expression or their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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


IN WITNESS WHEREOF, each of the parties hereto has executed this Registration Rights Agreement, or caused this Registration Rights Agreement to be duly executed on its behalf, as of the date first written above.

HAGLER BAILLY, INC.

By: /s/ Stephen V.R. Whitman
Name: Stephen V.R. Whitman
Title: Senior Vice President and
          General Counsel

By: /s/ James N. Heller
Name: James N. Heller

By: /s/ Debbie G.Heller
Name: Debbie Heller

THE FIELDSTON COMPANY

By: /s/ James N. Heller
Name: James N. Heller
Title: President

                                                    Schedule I

James N. Heller
4803 Falstone Avenue
Chevy Chase, Maryland 20815
Telecopler No. (301) 718-1878

Debbie Heller
4803 Falstone Avenue
Chevy Chase, Maryland 20815
Telecopier No. (301) 718-1878

The Fieldston Company
1800 Massachusetts Avenue, Suite 500, N.W.
Washington, D.C. 20036
Telecopier No. (202) 872-8045